SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       February 5, 2003

HCA INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-11239	75-2497104
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

ONE PARK PLAZA
NASHVILLE, TENNESSEE 37203

(Address and Zip Code of Principal Executive Offices)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.
ITEM 7(c). EXHIBITS.
SIGNATURE
UNDERWRITING AGREEMENT (TERMS)
$400,000,000 6.25% NOTE DUE FEBRUARY 15, 2013
$100,000,000 6.25% NOTE DUE FEBRUARY 15, 2013

ITEM 5. OTHER EVENTS.

     In connection with the issuance and sale, pursuant to the Securities Act of 1933, as amended, of an aggregate of $500,000,000 principal amount of the Registrant’s 6.25% Notes due February 15, 2013, the Registrant files herewith those Exhibits listed in Item 7(c) below.

ITEM 7(c). EXHIBITS.

     The following Exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit 1.1	Underwriting Agreement Standard Provisions (Debt Securities) dated September 18, 2002 (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K dated September 18, 2002 and incorporated herein by reference).

Exhibit 1.2	Underwriting Agreement (Terms) dated February 5, 2003, by and among the Registrant and the several Underwriters named therein.

Exhibit 4.1	6.25% Note due February 15, 2013 in the principal amount of $400,000,000.

Exhibit 4.2	6.25% Note due February 15, 2013 in the principal amount of $100,000,000.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.

/s/ John M. Franck II John M. Franck II Vice President and Corporate Secretary

February 12, 2003